Exhibit 99.1

FOR IMMEDIATE RELEASE

April 1, 2019

CenterState Bank Corporation Completes Acquisition of

National Commerce Corporation

WINTER HAVEN, FL. – April 1, 2019 /PR Newswire - CenterState Bank Corporation (NASDAQ: CSFL) (“CenterState” or the “Company”) announced today that it completed its acquisition of National Commerce Corporation (NASDAQ: NCOM) (“NCOM”), effective as of April 1, 2019.  Immediately following the acquisition, NCOM’s subsidiary bank, National Bank of Commerce, merged with and into CenterState Bank, N.A., a national banking association and wholly owned subsidiary of CenterState, with CenterState Bank as the surviving bank in the merger.  With this transaction, the Company is now a leading Southeastern regional bank, with 162 branches located throughout Florida, Georgia and Alabama, and, based on December 31, 2018 financial data and excluding purchase accounting adjustments, has assets of $16.5 billion, gross loans of $11.7 billion, deposits of $12.9 billion and a market capitalization of approximately $3.3 billion.

Pursuant to the merger agreement, NCOM’s stockholders are entitled to receive, for each share of NCOM common stock outstanding immediately prior to the merger, 1.65 shares of CenterState common stock.

In addition, in connection with the closing of the merger, Richard Murray, IV, Chairman and Chief Executive Officer of NCOM, has been named the Chief Executive Officer of the Company’s wholly-owned bank subsidiary, and William E. Matthews, V, President and Chief Financial Officer of NCOM, has been named Chief Financial Officer of both the holding company and its bank subsidiary. Jennifer L. Idell, the former Chief Financial Officer of the Company and its subsidiary bank, has been named Chief Administrative Officer of the Company.  Additionally, three NCOM directors – John H. Holcomb, III, Richard Murray, and G. Ruffner Page, Jr. – have been appointed to the board of directors of the Company and its subsidiary bank, and Mark L. Drew has been appointed to the board of directors of the bank only.

About CenterState

CenterState operates as one of the leading Southeastern regional bank franchises headquartered in the state of Florida.  Both CenterState and its nationally chartered bank subsidiary are based in Winter Haven, Florida, between Orlando and Tampa.  With over $16 billion in assets, the Bank provides traditional retail, commercial, mortgage, wealth management and SBA services throughout its Florida, Georgia and Alabama branch network and customer relationships in neighboring states.  The Bank also has a national footprint, serving clients coast to coast through its correspondent banking division.

For further information, please contact Steve Young at 863-293-4710.

Forward-Looking Statements

Information in this press release, other than statements of historical facts, may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, CenterState’s plans, objectives, expectations and intentions, and other statements that are not historical facts.  Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “scheduled,” “plans,” “intends,” “anticipates,” “expects,” “believes,” estimates,” “potential,” or “continue” or negative of such terms or other comparable terminology.  All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of CenterState to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, the impact on failing to implement our business strategy, including our growth and acquisition strategy, including the merger with NCOM and its integration; any litigation that has been or might be filed in connection with the merger; the ability to successfully integrate our acquisitions; additional capital requirements due to our growth plans; the impact of an increase in our asset size to over $10 billion; the risks of changes in interest rates and the level and composition of deposits; loan demand, the credit and other risks in our loan portfolio and the values of loan collateral; the impact of us not being able to manage our risk; the impact on a loss of management or other experienced employees; the impact if we failed to maintain our culture and attract and retain skilled people; the risk of changes in technology and customer preferences; the impact of any material failure or breach in our infrastructure or the infrastructure of third parties on which we rely including as a result of cyber-attacks; or material regulatory liability in areas such as BSA or consumer protection; reputational risks from such failures or liabilities or other events; legislative and regulatory changes; general competitive, political, legal, economic and market conditions and developments; financial market conditions and the results of financing efforts; changes in commodity prices and interest rates; weather, natural disasters and other catastrophic events; and other factors discussed in our filings with the Securities and Exchange Commission under the Exchange Act. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in CenterState’s Annual Report on Form 10-K for the year ended December 31, 2018, and otherwise in our SEC reports and filings, which are available in the “Investor Relations” section of CenterState’s website, http://www.centerstatebanks.com. Forward-looking statements speak only as of the date they are made. You should not expect us to update any forward-looking statements.